Exhibit 4.3

FORM OF RECEIPT FOR DEPOSITARY SHARES EACH REPRESENTING 1/100 OF A SHARE OF

6.75% SERIES C CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

Number_____________	________________Shares CUSIP 29472R405

SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS EQUITY LIFESTYLE PROPERTIES, INC. a Corporation Formed Under the Laws of the State of Maryland

American Stock Transfer & Trust Company, LLC, as Depositary (the “Depositary”) hereby certifies that ____________________________is a registered owner of _________________________DEPOSITARY SHARES (the “Depositary Shares”), each Depositary Share representing 1/100 of one share of 6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, $.01 par value per share (the “Shares”) of EQUITY LIFESTYLE PROPERTIES, INC. (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of September 14, 2012, among the Corporation, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer and, if a Registrar, in respect of the Receipt (other than the Depositary) shall have been appointed, also by the manual signature of a duly authorized officer of such Registrar.

Dated:

Countersigned and Registered:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
Depositary

By:
Authorized Signature

EQUITY LIFESTYLE PROPERTIES, INC.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY BENEFICIALLY OWN SHARES OF COMMON STOCK AND/OR PREFERRED STOCK IN EXCESS OF 5.0% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) OF THE NUMBER OR VALUE OF THE OUTSTANDING EQUITY STOCK OF THE CORPORATION (UNLESS SUCH PERSON IS AN EXISTING HOLDER). ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN SHARES OF COMMON STOCK AND/OR PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST NOTIFY THE CORPORATION IN WRITING AT LEAST 15 DAYS PRIOR TO SUCH PROPOSED OR ATTEMPTED TRANSFER. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE SECURITIES REPRESENTED HEREBY WILL BE DESIGNATED AND TREATED AS SHARES OF EXCESS STOCK WHICH WILL BE HELD IN TRUST BY THE CORPORATION.

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Maryland General Corporation Law with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and (i) the differences in the relative rights and preferences between the shares of each series to the extent set and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act of (State)
TEN ENT	-as tenants by the entireties

JT TEN	-as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For Value Received,                                           hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Zip Code, of Assignee)

Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint                                               attorney to transfer the said Depositary Shares on the books of the within named Corporation with full power of substitution in the premises.

X

X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15